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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 26, 2002

TARGET RECEIVABLES CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

0-26930 (Commission File Number)	41-1812153 (I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102
(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Office)

Item 5: Other Events

The Monthly Servicer's Certificates for the Monthly Period ended August 3, 2002 and the Monthly Certificateholders' Statements for the Monthly Period ended August 3, 2002, with respect to the Class A Asset Backed Certificates, 6.25% Series 1997-1, the Class B Asset Backed Certificates, Series 1997-1, the Class A Asset Backed Certificates, 5.90% Series 1998-1 and the Class B Asset Backed Certificates, Series 1998-1, the Floating Rate Class A Asset Backed Certificates, Series 2001-1, the Class B Asset Backed Certificates, Series 2001-1, the Floating Rate Class A Asset Backed Certificates, Series 2002-1, and the Class B Asset Backed Certificates, Series 2002-1, issued by the Target Credit Card Master Trust, were delivered to the Trustee on August 21, 2002, and the Monthly Certificateholders' Statements were then distributed to Certificateholders on August 26, 2002.

The above described Monthly Servicer's Certificates are filed as Exhibits 20.1, 20.3, 20.5, and 20.7 to this Report. The above described Monthly Certificateholders' Statements are filed as Exhibits 20.2, 20.4, 20.6, and 20.8 to this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 28, 2002
TARGET RECEIVABLES CORPORATION
	By:	/s/ Stephen C. Kowalke
	Name:	Stephen C. Kowalke
	Title:	Vice President and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
20.1	Series 1997-1 Monthly Servicer's Certificate for the Monthly Period ended August 3, 2002.
20.2	Series 1997-1 Monthly Certificateholders' Statement for the Monthly Period ended August 3, 2002.
20.3	Series 1998-1 Monthly Servicer's Certificate for the Monthly Period ended August 3, 2002.
20.4	Series 1998-1 Monthly Certificateholders' Statement for the Monthly Period ended August 3, 2002.
20.5	Series 2001-1 Monthly Servicer's Certificate for the Monthly Period ended August 3, 2002.
20.6	Series 2001-1 Monthly Certificateholders' Statement for the Monthly Period ended August 3, 2002.
20.7	Series 2002-1 Monthly Servicer's Certificate for the Monthly Period ended August 3, 2002.
20.8	Series 2002-1 Monthly Certificateholders' Statement for the Monthly Period ended August 3, 2002.

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  Item 5: Other Events
SIGNATURES
EXHIBIT INDEX